Exhibit 10.1

CELANESE CORPORATION
2009 GLOBAL INCENTIVE PLAN

TIME-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT
DATED <<GRANT DATE>>

<<NAME>>

<<# Units>> Units

Pursuant to the terms and conditions of the Celanese Corporation 2009 Global Incentive Plan, you have been awarded Time-Vesting Restricted Stock Units, subject to the restrictions described in this Agreement:

This grant is made pursuant to the Time-Vesting Restricted Stock Unit Award Agreement dated as of <<GRANT DATE>> between Celanese and you, which Agreement is attached hereto and made a part hereof.

CELANESE CORPORATION
2009 GLOBAL INCENTIVE PLAN

TIME-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Director)

This Time-Vesting Restricted Stock Unit Award Agreement (the “Agreement”), is made and entered into effective as of <<Grant Date>> (the “Grant Date”), by and between Celanese Corporation, a Delaware corporation (the “Company”), and <<NAME>> (the “Participant”). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Celanese Corporation 2009 Global Incentive Plan (as amended from time to time, the “2009 Plan”).
1.Time-Vesting RSU Award: The Company hereby grants to the Participant, pursuant to the terms of the 2009 Plan and this Agreement, an award (the “Award”) of <<# Units>> Restricted Stock Units (the “RSUs”) representing the right to receive an equal number of Common Shares upon vesting. The Participant hereby acknowledges and accepts such Award upon the terms and subject to the conditions, restrictions and limitations contained in this Agreement and the 2009 Plan.
2.Vesting of Restricted Stock Units:
(a)Normal Vesting. Subject to Sections 2(b) and 2(c) below, the RSUs shall vest on the first anniversary of the Grant Date (the “Vesting Date”).
(b)Change in Control. Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of a Change in Control, the RSUs, to the extent not previously forfeited or canceled, shall immediately vest and a number of Common Shares equal to such RSUs shall be delivered to the Participant within thirty (30) days of the occurrence of such Change in Control.
(c)Termination of Service.
(i)Upon the termination of the Participant’s service with the Company as a director due to the Participant’s death or Disability, a prorated portion of RSUs will vest in an amount equal to (A) the number of unvested RSUs multiplied by (B) a fraction, the numerator of which is the number of complete calendar months that have transpired from the Grant Date to the date of termination, and the denominator of which is the number of complete calendar months in the vesting period, such product to be rounded up to the nearest whole number. The prorated number of RSUs shall vest and a number of Common Shares equal to such prorated number of RSUs shall be delivered to the Participant within thirty (30) days following the applicable Vesting Date. The remaining portion of the Award shall be forfeited and cancelled without consideration.
(ii)Upon the termination of the Participant’s service with the Company as a director due to voluntary resignation prior to the next regularly scheduled meeting of the Company’s stockholders at which directors are elected, or removal for cause, the Award shall be forfeited and cancelled without consideration.
(iii)Upon the termination of the Participant’s service with the Company as a director for any other reason not listed in Section 2(c)(i) or (c)(ii), the Award shall vest on the Vesting Date.
3.Settlement of RSUs: Subject to Section 2 of this Agreement, and except to the extent the Participant has elected that delivery be deferred in accordance with the rules and procedures prescribed by the Board or Compensation Committee (which rules and procedures, among other things, shall be consistent with the requirements of Section 409A of the Code), the Company shall deliver to the Participant (or to a Company-designated brokerage) as soon as administratively practicable following the Vesting Date (but in no event later than 2 ½ months after the Vesting Date), in complete settlement of all vested RSUs, a number of Common Shares equal to the number of vested

RSUs that have not previously been settled.
4.Rights as a Stockholder: The Participant shall have no voting, dividend or other rights as a stockholder with respect to the Award until the RSUs have vested and Common Shares have been delivered pursuant to this Agreement.
5.Non-Transferability of Award: The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the Participant may designate a beneficiary, on a form provided by the Company, to receive any portion of the Award payable hereunder following the Participant’s death.
6.Securities Laws: The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued as a result of the vesting or settlement of the RSUs, including without limitation (a) restrictions under an insider trading policy, and (b) restrictions as to the use of a specified brokerage firm for such resales or other transfers. Upon the acquisition of any Common Shares pursuant to the vesting or settlement of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement and the 2009 Plan. All accounts in which such Common Shares are held or any certificates for Common Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Shares are then listed or quoted, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates (or other appropriate restrictions and/or notations to be associated with any accounts in which such Common Shares are held) to make appropriate reference to such restrictions.
7.Severability: In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
8.Further Assurances: Each party shall cooperate and take such action as may be reasonably requested by either party hereto in order to carry out the provisions and purposes of this Agreement.
9.Binding Effect: The Award and this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
10.Electronic Delivery: By executing this Agreement, the Participant hereby consents to the delivery of any and all information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws), in whole or in part, regarding the Company and its subsidiaries, the 2009 Plan, and the Award via electronic mail, the Company’s or a plan administrator’s web site, or other means of electronic delivery.
11.Governing Law: The Award and this Agreement shall be interpreted and construed in accordance with the laws of the state of Delaware and applicable federal law, without regard to the conflicts of laws provisions thereof.
12.Restricted Stock Units Subject to Plan: By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the 2009 Plan and the 2009 Plan's prospectus. The RSUs and the Common Shares issued upon vesting of such RSUs are subject to the 2009 Plan, which is hereby incorporated by reference. In the event of any conflict between any term or provision of this Agreement and a term or provision of the 2009 Plan, the applicable terms and provisions of the 2009 Plan shall govern and prevail.

13.Validity of Agreement: This Agreement shall be valid, binding and effective upon the Company on the Grant Date. However, the RSUs granted pursuant to this Agreement shall be forfeited by the Participant and this Agreement shall have no force and effect if it is not duly executed by the Participant and delivered to the Company on or before <<Validity Date>>.
14.Headings: The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
15.Compliance with Section 409A of the Internal Revenue Code: Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted and applied so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Company reserves the right to change the terms of this Agreement and the 2009 Plan without the Participant’s consent to the extent necessary or desirable to comply with the requirements of Internal Revenue Code Section 409A, the Treasury regulations and other guidance thereunder. Further, in accordance with the restrictions provided by Treasury Regulation Section 1.409A-3(j)(2), any subsequent amendments to this Agreement or any other agreement, or the entering into or termination of any other agreement, affecting the RSUs provided by this Agreement shall not modify the time or form of issuance of the RSUs set forth in this Agreement.
16.Definitions: The following terms shall have the following meanings for purposes of this Agreement, notwithstanding any contrary definition in the 2009 Plan:
(a)“Change in Control” of the Company shall mean, in accordance with Treasury Regulation Section 1.409A-3(i)(5), any of the following:
(i)    any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; or
(ii)    a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to 50% or more of all of the assets of the Company immediately prior to such acquisition or acquisitions.
(b)“Disability” has the same meaning as “Disability” in the Celanese Corporation 2008 Deferred Compensation Plan or such other meaning as determined by the Board in its sole discretion.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement in duplicate.

CELANESE CORPORATION

By:
Chairman and Chief Executive Officer
This Agreement has been accepted and agreed to by the undersigned Participant.
Participant

                             _______________________
<<NAME>>, Director

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